UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Artio Global Investors Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, two proposals were submitted to, and approved by, the Company’s stockholders.  Each proposal is described in more detail in the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on March 26, 2010.  The voting results for each proposal are set forth below.

Proposal 1

The Company’s stockholders elected the following director to serve until the annual meeting of stockholders in the year 2013 and until his respective successor is duly elected and qualified.

	Votes For	Votes Abstained	Broker Non-Votes
Duane R. Kullberg	55,052,196	1,078,693	490,252

Proposal 2

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,756,292	30,512	834,337	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: May 11, 2010	By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary